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                                    Wellington Management Company, llp
                                    Wellington Trust Company, na
                                    Wellington Management International
                                    Wellington International Management Company Pte Ltd.

                                    Code of Ethics

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Summary                             Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients.  Also, each employee has a duty to act in the best interest of the firm.  In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees.  Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions.  While it is not possible to anticipate all instances of potential conflict, the standard is clear.

                                    In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is
                                    Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory
                                    Affairs Department.

                                    The Code reflects the requirements of United States law, Rule 17j-1 of the Investment
                                    Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

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Policy on Personal                  Essentially, this policy requires that all personal securities transactions
Securities                          (including acquisitions or dispositions other than through a purchase or sale)
Transactions                        by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

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Definition of                       The following transactions by Employees are considered "personal" under
"Personal Securities                applicable SEC rules and therefore subject to this statement of policy:
Transactions"


                                        1
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                                    2
                                    Transactions for an Employee's own account, including IRA's.
                                    Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the
                                    Employee is an income or principal beneficiary) are included within the meaning of
                                    "indirect beneficial interest".

                                    If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest
                                    (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within
                                    Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.

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Preclearance                        EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL EMPLOYEES MUST CLEAR
Required                            PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION.  This includes bonds, stocks
                                    (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed.
                                    The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad-based stock index and U.S. government securities futures and options on such futures, transactions in open-end mutual funds, U.S. Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an
                                    Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

                                    Clearance for transactions must be obtained by contacting the Director of Global Equity
                                    Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading
                                    Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs, Director of Enterprise

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                                    Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

                                    CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN
                                    EFFECT FOR ONE TRADING DAY ONLY. THIS "ONE TRADING DAY" POLICY IS INTERPRETED AS FOLLOWS:
                                    -  IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY
                                       TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR THE REMAINDER OF THAT TRADING DAY UNTIL THE
                                       OPENING OF THAT MARKET ON THE FOLLOWING DAY.
                                    -  IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY
                                       TRADES IS CLOSED, CLEARANCE IS EFFECTIVE FOR THE NEXT TRADING DAY UNTIL THE OPENING OF
                                       THAT MARKET ON THE FOLLOWING DAY.

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Filing of Reports                   Records of personal securities transactions by Employees will be maintained. All Employees are subject to the following reporting requirements:
1
Duplicate Brokerage                 All Employees must require their securities brokers to send duplicate
Confirmations                       confirmations of their securities transactions to the Regulatory Affairs
                                    Department.  Brokerage firms are accustomed to providing this service. Please contact
                                    Regulatory Affairs to obtain a form letter to request this service.  Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for personal securities transactions of the Employee. Employees should NOT send the completed forms to their brokers directly.
                                    The form must be completed and returned to the Regulatory Affairs Department prior to any transactions being placed with the broker. The Regulatory Affairs Department will process the request in order to assure delivery of the confirms directly to the Department and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.
2
Filing of Quarterly                 SEC rules require that a quarterly record of all personal securities
Report of all                       transactions submitted by each person subject to the Code's requirements and that
"Personal Securities                this record be available for inspection.  To comply with these rules,
Transactions"                       every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS)
                                    accessible to all Employees via the Wellington Management Intranet.

                                    At the end of each calendar quarter, Employees will be notified of the filing requirement.
                                    Employees are responsible for submitting the quarterly report within the deadline established in the notice.

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                                    Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate.
                                    Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

                                    Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

                                    IMPORTANT NOTE: The quarterly report must include the required information for all
                                    "personal securities transactions" as defined above, except transactions in open-end mutual funds, money market securities, U.S. Government securities, and futures and options on futures on U.S. government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.

3
Certification of Compliance         As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.
4
Filing of Personal                  Annually, all Employees must file a schedule indicating their
Holding Report                      personal securities holdings as of December 31 of each year by the following
                                    January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must
                                    be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.

5
Review of Reports                   All reports filed in accordance with this section will be maintained and kept confidential by the Regulatory Affairs Department. Reports will be reviewed by the Director of Regulatory
                                    Affairs or personnel designated by her for this purpose.

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Restrictions on                     While all personal securities transactions must be cleared prior to execution, the
"Personal Securities                following guidelines indicate which transactions will be prohibited, discouraged,
Transactions"                       or subject to nearly automatic clearance.  The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or
                                    investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients.  The word "clients" refers collectively to investment company clients and counseling clients.  Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

                                    Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.

                                    1
                                    No Employee may engage in personal transactions involving any securities which are:

                                    -   being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered
                                        Portfolio Managers will be so notified by the Regulatory Affairs Department.

                                    -   the subject of a new or changed action recommendation from a research analyst until
                                        10 business days following the issuance of such recommendation;

                                    -   the subject of a reiterated but unchanged recommendation from a research analyst until
                                        2 business days following reissuance of the recommendation

                                    -   actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

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                                    2
                                    The Code of Ethics strongly discourages short term trading by Employees. In addition, no
                                    Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or U.S. government securities.

                                    3
                                    No Employee engaged in equity or bond trading may engage in personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

                                    4
                                    Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs or her designee upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

                                    5
                                    No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by
                                    the Director of Regulatory Affairs or her designee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

                                    6
                                    EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS UNLESS APPROVAL OF THE
                                    DIRECTOR OF REGULATORY AFFAIRS, DIRECTOR OF ENTERPRISE RISK MANAGEMENT OR THE GENERAL
                                    COUNSEL HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington
                                    Management and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if

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                                    asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

Gifts and Other                     Employees should not seek, accept or offer any gifts or favors of more than
Sensitive Payments                  minimal value or any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization with whom the firm transacts business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided.
                                    Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs Department.

                                    Any question as to the propriety of such situations should be discussed with the Regulatory
                                    Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and
                                    entertainment is to be reported in a brief memorandum to the Director of Regulatory
                                    Affairs.

                                    Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:


                                    1
                                    Use of the firm's funds for political purposes.

                                    2
                                    Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

                                    3
                                    Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

                                    4

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                                    Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

                                    5
                                    Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

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Other Conflicts of                  Employees should also be aware that areas other than personal securities
Interest                            transactions or gifts and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.

"Inside Information"                Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.

Use of Information                  Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.

Disclosure of                       Information regarding actual or contemplated investment decisions, research
Information                         priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.

Outside                             All outside relationships such as directorships or trusteeships of any kind or
Activities                          membership in investment organizations (e.g., an investment club) must be cleared by the
                                    Director of Regulatory Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

Exemptive Procedure                 The Director of Regulatory Affairs, the Director of Enterprise Risk Management, the
                                    General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include:  the size and holding period of the
                                    Employee's position in the security, the market capitalization of the issuer, the liquidity of

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                                    the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

                                    Any Employee wishing an exemption should submit a written request to the Director of
                                    Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

                                    Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Regulatory Affairs Department.

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Compliance with                     Adherence to the Code of Ethics is considered a basic condition of employment
The Code of Ethics                  with our organization.  The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

                                    Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

                                    Violations of the Code of Ethics may also adversely affect an Employee's career with
                                    Wellington Management with respect to such matters as compensation and advancement.

                                    Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of
                                    Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                                    Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or
                                    Ethics Committee.

                                    Revised: March 1, 2000
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